Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2019

BOSTON, MA (July 24, 2019) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the second quarter ended June 30, 2019.

“Brightcove performed well in the second quarter and made meaningful progress on our strategic priorities. We are seeing early, encouraging signs that the tight alignment of our product development roadmap with a revamped go-to-market strategy can drive faster, more predictable growth. This validation of our strategy gives us confidence in our ability to achieve our long-term goals of breakout growth and profitability,” said Jeff Ray, Chief Executive Officer, Brightcove.

Ray continued, “Our targeted market segmentation and specialized sales organization are beginning to yield positive results. In particular, our European team delivered a terrific performance that was the best in years in that region. This is a positive indication of what our strategic investments can drive across the entire company.”

Second Quarter 2019 Financial Highlights:

•

Revenue for the second quarter of 2019 was $47.6 million, an increase of 14% compared to $41.7 million for the second quarter of 2018. Subscription and support revenue was $44.9 million, an increase of 19% compared to $37.9 million for the second quarter of 2018.

•

Gross profit for the second quarter of 2019 was $26.0 million, representing a gross margin of 55% compared to a gross profit of $25.0 million for the second quarter of 2018. Non-GAAP gross profit for the second quarter of 2019 was $26.8 million, representing a non-GAAP gross margin of 56%, compared to a non-GAAP gross profit of $25.7 million for the second quarter of 2018. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, executive severance and restructuring expense and the amortization of acquired intangible assets.

•

Loss from operations was $7.1 million for the second quarter of 2019, compared to a loss from operations of $5.0 million for the second quarter of 2018. Non-GAAP operating loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $1.5 million for the second quarter of 2019, compared to non-GAAP operating loss of $1.8 million during the second quarter of 2018.

•

Net loss was $7.2 million, or $0.19 per diluted share, for the second quarter of 2019. This compares to a net loss of $5.7 million, or $0.16 per diluted share, for the second quarter of 2018. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $1.6 million for the second quarter of 2019, or $0.04 per diluted share, compared to non-GAAP net loss of $2.4 million for the second quarter of 2018, or $0.07 per diluted share.

•

Adjusted EBITDA was negative $130,000 for the second quarter of 2019, compared to adjusted EBITDA of negative $660,000 for the second quarter of 2018. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, executive severance and restructuring expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used in operations was $4.1 million for the second quarter for 2019, compared to cash flow used in operations of $681,000 for the second quarter of 2018.

•

Free cash flow was negative $5.7 million after the company invested $1.6 million in capital expenditures and capitalization of internal-use software during the second quarter of 2019. Free cash flow was negative $1.9 million for the second quarter of 2018.

•	Cash and cash equivalents were $21.2 million as of June 30, 2019 compared $28.9 million at March 31, 2019.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $83,500 in the second quarter of 2019, excluding starter customers who had average annualized revenue of $4,500 per customer. This compares to $75,000 in the comparable period in 2018.

•	Recurring dollar retention rate was 87% in the second quarter of 2019, which was below our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,761 customers, of which 2,350 were premium.

•	New and existing customers who expanded their relationships during the first quarter include: HOOQ, The CATO Institute, Vantage Travel, Fortune Media, and Rural Media Group, among others.

•

Announced new features and functionality for Brightcove Live, the award-winning live-streaming video solution. Included in this product release is a new Live to Social feature, which enables Brightcove Live events to be streamed to Facebook simultaneously via the Brightcove platform and will soon be available for YouTube. Live to Social enables users to grow and retain viewers by live streaming content to existing audiences in social communities.

Business Outlook

Based on information as of today, July 24, 2019, the Company is issuing the following financial guidance.

Third Quarter 2019:

•	Revenue is expected to be in the range of $47.0 million to $47.5 million, including approximately $2.3 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.3 million to $1.8 million, which excludes stock-based compensation of approximately $1.8 million, the amortization of acquired intangible assets of approximately $800,000 and merger-related expense of $1.8 million.

•

Adjusted EBITDA is expected to be in the range of $2.6 to $3.1 million, which excludes stock-based compensation of approximately $1.8 million, the amortization of acquired intangible assets of approximately $800,000, merger-related expense of $1.8 million, depreciation expense of approximately $1.4 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net income per diluted share is expected to be $0.02 to $0.04, which excludes stock-based compensation of approximately $1.8 million, the amortization of acquired intangible assets of approximately $800,000 and merger-related expense of $1.8 million, and assumes approximately 39.7 million weighted-average shares outstanding.

Full Year 2019:

•	Revenue is expected to be in the range of $184.0 million to $186.0 million, including approximately $10.9 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $3.3 million to $4.8 million, which excludes stock-based compensation of approximately $6.4 million, the amortization of acquired intangible assets of approximately $2.9 million and merger-related expense of $8.6 million.

•

Adjusted EBITDA is expected to be in the range of $8.7 million to $10.2 million, which excludes stock-based compensation of approximately $6.4 million, the amortization of acquired intangible assets of approximately $2.9 million, merger-related expense of $8.6 million, depreciation expense of approximately $5.4 million and other income/expense and the provision for income taxes of approximately $1.0 million.

•

Non-GAAP net income per diluted share is expected to be $0.06 to $0.10, which excludes stock-based compensation of approximately $6.4 million, the amortization of acquired intangible assets of approximately $2.9 million and merger-related expense of $8.6 million, and assumes approximately 38.7 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 24, 2019, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13692187. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2019 and full year 2019, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; the successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and executive severance and restructuring expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, executive severance and restructuring expense, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Executive severance and restructuring expense represents severance paid to the former interim CEO of the company and costs to restructure certain parts of the company with the intent of aligning skills with the company’s strategy and facilitating cost efficiencies and savings. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$21,209	$29,306
Accounts receivable, net of allowance	33,576	23,264
Prepaid expenses and other current assets	14,752	11,936

Total current assets	69,537	64,506
Property and equipment, net	9,976	9,703
Operating lease right-of-use asset	17,171	—
Intangible assets, net	14,387	5,919
Goodwill	55,537	50,776
Other assets	2,946	2,452

Total assets	$169,554	$133,356

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,061	$7,712
Accrued expenses	21,807	13,982
Operating lease liability	6,374	—
Deferred revenue	49,842	39,846

Total current liabilities	85,084	61,540
Operating lease liability, net of current portion	11,899	—
Other liabilities	474	1,202

Total liabilities	97,457	62,742
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital	264,765	251,122
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(892)	(952)
Accumulated deficit	(190,943)	(178,722)

Total stockholders’ equity	72,097	70,614

Total liabilities and stockholders’ equity	$169,554	$133,356

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Subscription and support revenue	$44,891	$37,867	$83,768	$75,734
Professional services and other revenue	2,691	3,787	5,650	7,114

Total revenue	47,582	41,654	89,418	82,848
Cost of revenue: (1) (2)
Cost of subscription and support revenue	19,381	13,125	33,551	26,581
Cost of professional services and other revenue	2,228	3,493	4,804	7,248

Total cost of revenue	21,609	16,618	38,355	33,829

Gross profit	25,973	25,036	51,063	49,019

Operating expenses: (1) (2)
Research and development	7,629	7,743	15,023	15,518
Sales and marketing	16,827	15,265	31,083	28,499
General and administrative	5,979	7,045	11,240	12,435
Merger-related	2,620	—	5,552	—

Total operating expenses	33,055	30,053	62,898	56,452

Loss from operations	(7,082)	(5,017)	(11,835)	(7,433)
Other income (expense), net	19	(481)	(36)	(210)

Net loss before income taxes	(7,063)	(5,498)	(11,871)	(7,643)
Provision for income taxes	175	154	350	266

Net loss	$(7,238)	$(5,652)	$(12,221)	$(7,909)

Net loss per share—basic and diluted	$(0.19)	$(0.16)	$(0.33)	$(0.22)

Weighted-average shares—basic and diluted	37,966	35,543	37,323	35,235
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$95	$119	$214	$233
Cost of professional services and other revenue	68	46	152	86
Research and development	269	303	532	649
Sales and marketing	351	783	809	1,448
General and administrative	576	581	1,076	1,084
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$403	$507	$658	$1,015
Sales and marketing	478	167	639	333

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(12,221)	$(7,909)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,934	3,434
Stock-based compensation	2,783	3,500
Provision for reserves on accounts receivable	253	23
Changes in assets and liabilities:
Accounts receivable	(7,688)	296
Prepaid expenses and other current assets	(1,892)	(488)
Other assets	(435)	(276)
Accounts payable	58	924
Accrued expenses	7,924	(62)
Operating leases	(162)	—
Deferred revenue	3,565	812

Net cash (used in) provided by operating activities	(3,881)	254

Investing activities
Cash paid for acquisition, net of cash acquired	(3,300)	—
Purchases of property and equipment, net of returns	(401)	(958)
Capitalization of internal-use software costs	(2,372)	(1,813)

Net cash used in investing activities	(6,073)	(2,771)

Financing activities
Proceeds from exercise of stock options	1,843	4,221
Other financing activities	(117)	(332)

Net cash provided by financing activities	1,726	3,889

Effect of exchange rate changes on cash and cash equivalents	131	(51)

Net (decrease) increase in cash and cash equivalents	(8,097)	1,321
Cash and cash equivalents at beginning of period	29,306	26,132

Cash and cash equivalents at end of period	$21,209	$27,453

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GROSS PROFIT:
GAAP gross profit	$25,973	$25,036	$51,063	$49,019
Stock-based compensation expense	163	165	366	319
Amortization of acquired intangible assets	403	507	658	1,015
Executive severance & restructuring	292	—	292	—

Non-GAAP gross profit	$26,831	$25,708	$52,379	$50,353

LOSS FROM OPERATIONS:
GAAP loss from operations	$(7,082)	$(5,017)	$(11,835)	$(7,433)
Stock-based compensation expense	1,359	1,832	2,783	3,500
Amortization of acquired intangible assets	881	674	1,297	1,348
Merger-related	2,620	—	5,552	—
Executive severance & restructuring	752	735	752	735

Non-GAAP loss from operations	$(1,470)	$(1,776)	$(1,451)	$(1,850)

NET LOSS:
GAAP net loss	$(7,238)	$(5,652)	$(12,221)	$(7,909)
Stock-based compensation expense	1,359	1,832	2,783	3,500
Amortization of acquired intangible assets	881	674	1,297	1,348
Merger-related	2,620	—	5,552	—
Executive severance & restructuring	752	735	752	735

Non-GAAP net loss	$(1,626)	$(2,411)	$(1,837)	$(2,326)

GAAP diluted net loss per share	$(0.19)	$(0.16)	$(0.33)	$(0.22)

Non-GAAP diluted net loss per share	$(0.04)	$(0.07)	$(0.05)	$(0.07)

Shares used in computing GAAP diluted net loss per share	37,966	35,543	37,323	35,235
Shares used in computing Non-GAAP diluted net loss per share	37,966	35,543	37,323	35,235

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(7,238)	$(5,652)	$(12,221)	$(7,909)
Other expense (income), net	(19)	481	36	210
Provision for income taxes	175	154	350	266
Depreciation and amortization	2,221	1,790	3,934	3,434
Stock-based compensation expense	1,359	1,832	2,783	3,500
Merger-related	2,620	—	5,552	—
Executive severance & restructuring	752	735	752	735

Adjusted EBITDA	$(130)	$(660)	$1,186	$236

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com